SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

Form 8-K

___________________

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

May 2, 2016

(Date of earliest event Reported)

NEXT GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-35337265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Brickell Avenue, Miami, Florida 33131

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 611-3622

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Next Group Holdings, Inc.

Current Report on

Form 8-K

Item 8.01. Other events.

On May 2, 2016, we settled our adverse claims against former management for breach of contract, conversion and fraud in relation to the merger (the “Settlement Agreement”). Those adverse claims arose from issues that appeared during the recently reviewed stock transfer records. Pursuant to the Settlement Agreement our former management agreed to return a total of 4 million shares that they received in connection with our recently completed review of our stock transfer records. The remaining shares will continue to be subject to the previously agreed to leak-out agreement. In connection with the Settlement Agreement, we did not agree to release any claims that we may have against former management, in relation to representations made under the Merger Agreement.

The foregoing summary description of the Settlement Agreement is not complete and is qualified in its entirety by reference to the full text of the Settlement Agreement. For further information regarding the terms and conditions of the Settlement Agreement, this reference is made to such agreement, which the Company has filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit	Date Filed.
10.1	Settlement Agreement with Robert Rico and Calvin Lewis, dated May 2, 2016	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2016

PLEASANT KIDS, INC.

By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer